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                                                                   Exhibit 23(a)

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-51989, 333-26755, 333-16463, 333-16445,
333-82901) of Minnesota Power, Inc. of our report dated January 17, 2000 appearing on page 36 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 58 of this Form 10-K.

We also consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (Nos. 33-45551, 333-07963, 333-02109, 333-40797, 333-52161, 333-58945) of Minnesota Power, Inc. of our
report dated January 17, 2000 appearing on page 36 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 58 of this Form 10-K.

PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
February 4, 2000